040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number **20130834109-61** Filing Date and Time **12/20/2013 12:44 PM** Entity Number **E0613862013-2**

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Periya Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Vcorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: Common - 100,000,000 Preferred - 20,000,000 — 120,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Christopher Park (Name) 625 Richmond Street W., Apt. 0 (Street Address) — Toronto, Ontario Canada (City) — State: — M6J 1C2 (Zip Code) 2) Chris Costello (Name) 625 Richmond Street W., Apt. 0 (Street Address) — Toronto, Ontario Canada (City) — State: — M6J 1C2 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Jamie Libonate (Name) — X [signature] (Incorporator Signature) 25 Robert Pitt Drive Suite 204 (Address) — Monsey (City) — NY (State) — 10952 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 12/20/2013 (Date)

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PERIYA CORP.**, did on December 20, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 23, 2013.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20131223-0665
You may verify this certificate online at **http://www.nvsos.gov/**